CRAiLAR REPORTS SECOND QUARTER RESULTS

Second Quarter Highlights:

  Revenues $0.2 million, the Company’s first revenue quarter.
  Adjusted EBITDA for Q2 was a loss $1.3 million.

Portland, Ore. (August 8, 2013) CRAiLAR Technologies Inc. (“CL” or the “Company”) (TSXV: CL) (OTCBB: CRLRF), which produces and markets CRAiLAR® Flax fiber, The Friendliest Fiber On The Planet™, today reported sales of $0.2 million and a net loss of $3.0 million or $0.07 per share for the second quarter ended June 29, 2013. This compares with no sales and a net loss of $1.4 million or $0.03 per share for Q2 2012. This quarter’s loss includes expenses not present last year, such as interest of $0.5 million, depreciation of $0.3 million and an impairment loss of $0.5 million. Absent these expenses, the Company’s net loss would have been $1.7 million. The Company’s Adjusted EBITDA for the quarter was a loss of $1.3 million compared with a loss of $0.7 million for Q2 2012. For further information regarding Adjusted EBITDA, including a reconcilition of Adjusted EBITDA to net loss, see “Non-GAAP Financial Measures” below.

“Q2 2013 was another important milestone for the Company as we transitioned from a pre-revenue company to a revenue generating company,” stated Ken Barker, CEO of CRAiLAR. “We started shipping CRAiLAR Flax as our customers began integrating our fibers into their supply chain and we expect customer orders to accelerate in the coming quarters.” Barker continued, “While we are pleased that revenues are starting to flow, we remain focused on improving our efficiency internally and managing third party resources effectively so that we can drive down production costs until we commission a fully integrated production faciltity.”

Cash and cash equivalents at June 29, 2013 were $0.6 million, down from $2.9 million at December 31, 2012. The changes in cash equivalents resulted from $4.4 million of cash used in operations and $2.5 million of cash invested in property and equipment partially offset by $3.9 million of cash from financing activities through the issuance of $4.2 million of convertible debentures (net $3.7 million after expenses) and $0.2 million of common stock and exchange gains of $0.7 million.

Non-GAAP Financial Measures
Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide “Adjusted EBITDA,” which is a non-GAAP financial measure. Adjusted EBITDA consists of net income before (a) interest income (expense), (b) income tax provision (benefit), (c) amortization of intangibles and impairment loss, (d) depreciation and amortization, (e) share-based compensation expense, and (f) non-cash write-downs of equipment and inventory.

The Company believes that this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA as a measure of the Company’s operating performance because it assists in comparing the Company’s operating performance on a consistent basis by removing the impact of items not directly resulting from core operations. Internally, this non-GAAP measure is also used by management for planning purposes, including the preparation of internal budgets; for allocating resources to enhance financial performance; for evaluating the effectiveness of operational strategies; and for evaluating the Company’s capacity to fund capital expenditures and expand its business. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of developmental companies. Additionally, lenders or potential lenders use Adjusted EBITDA to evaluate the Company’s ability to repay loans.

This non-GAAP financial measure is used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

The table below reconciles net loss to Adjusted EBITDA for the periods presented (in thousands):

	Thirteen Weeks Ended
	June
	2013	2012
Net loss	(3,032)	(1,442)
Interest expense, net	483	-
Income tax (benefit) provision	-	-
Depreciation and amortization	303	54
EBITDA	(2,246)	(1,387)
Share-based compensation	480	711
Impairment loss on inventory	477	-
Adjusted EBITDA	(1,288)	(677)

Conference Call
A conference call to discuss the Company’s second quarter ended June 29, 2013 results, as well as an update on the Company’s financing activities, production schedule and ramp up, partner activities, and agricultural activities, is scheduled to begin at 1:30 pm Pacific Daylight Time (4:30 pm Eastern Daylight Time) on Thursday, August 8, 2013. Participants may access the call by dialing 888-438-5448 (North America) or 719-325-2361 (international), 5 to 10 minutes before the call, and use conference ID number 1110808. In addition, the call will be broadcast live over the Internet and accessible through the investor section of the CRAiLAR website: www.crailar.com/company/investors. If you are unable to participate during the live call, an audio replay will be available until midnight on August 29, 2013 by dialing 877-870-5176 or 858-384-5517 for international callers, and entering pin number 3645532. A transcript will be available approximately 24 hours after the call on CRAiLAR’s investor page.

About CRAiLAR Technologies Inc.
CRAiLAR(R) Technologies Inc. offers cost-effective and environmentally sustainable natural fiber in the form of flax, hemp and other bast fibers for use in textile, industrial, energy, medical and composite material applications. Produced using a fraction of water and chemical inputs compared with other natural fibers, CRAiLAR Flax is the newest natural fiber introduction to the market in decades. The Company supplies its CRAiLAR Flax to HanesBrands, Georgia-Pacific, Brilliant Global Knitwear, Tuscarora Yarns, Target Corp. and Kowa Company for commercial use, and to Levi Strauss & Co., Cintas, Carhartt, Ashland, PVH Corp., Cotswold Industries, Cone Mills and Lenzing for evaluation and development. The Company was founded in 1998 as a provider of environmentally friendly, socially responsible clothing. For more information, visit www.crailar.com.

Neither the TSX Venture Exchange Inc. nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Safe Harbor Statement

This news release includes certain statements that may be deemed "forward-looking statements". All statements in this news release, other than statements of historical facts, are forward-looking statements. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ materially from those reflected in the forward-looking statements or information and including, without limitation, risks and uncertainties relating to: any market interruptions that may delay the trading of the Company's shares, technological and operational challenges, needs for additional capital, changes in consumer preferences, market acceptance and technological changes, dependence on manufacturing and material supplies providers, international operations, competition, regulatory restrictions and the loss of key employees. In addition, the Company's business and operations are subject to the risks set forth in the Company's most recent Form 10-K, Form 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. The Company assumes no obligation to update the forward-looking statements.

Crailar Technologies Inc.
Consolidated Balance Sheet
(in thousands, except share and per share amounts)

	June 29,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	594	2,877
Accounts receivable	175	72
Inventory	2,504	2,905
Prepaid expenses and other	272	107
Total current assets	3,544	5,961
Deferred Debt Issuance Costs	1,342	1,024
Property and Equipment, net	15,172	13,249
Intangible Assets, net	128	95
Total assets	20,185	20,329
LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Accounts payable	2,253	1,406
Accrued liabilities	1,055	1,481
Derivative Liability	6	488
Total current liabilities	3,315	3,375
Long Term Debt	14,269	10,051
Total liabilities	17,584	13,426
Stockholders' equity:
Common stock, authorized: 100,000,000 common shares without par value
Issued and outstanding : 44,472,698 common shares	32,975	32,617
(December 31, 2012 - 44,239,198)
Subscription receivable	(64)	(64)
Additional Paid-in Capital	7,932	7,061
Accumulated Other Comprehensive Loss	264	(459)
Deficit	(11,485)	(11,485)
Deficit accumulated in the development stage	(27,020)	(20,768)
Total stockholders' equity	2,601	6,902
Total liabilities and stockholders' equity	20,185	20,329

Crailar Technologies Inc.
Consolidated Income Statement
(in thousands, except share and per share data)

	Thirteen Weeks Ended
	June
	2013	2012
Revenues	182	-
Cost of sales	201	-
Gross profit (loss)	(18)	-
Operating expenses:
Advertising and promotion	181	58
Amortization and depreciation	303	54
Consulting and contract labour	89	216
General and administrative	302	227
Interest	483	-
Professional fees	379	-
Production costs	226	261
Research and development	37	215
Salaries and benefits	945	1,035
Loss from operations	(2,963)	(2,065)
Other (income) expense:
Gain on disposal of assets	(1)	-
Write down of inventory	477	-
Fair Value adjustment derivative liabilities	(408)	(623)
Total other expense, net	69	(623)
Net loss	(3,032)	(1,442)
EPS - basic and diluted	$(0.07)	$(0.03)
Shares used in computation of basic and diluted net loss per share	44,407,621	42,542,218

Crailar Technologies Inc.
Consolidated Statement of Cash Flows
(in thousands)

	Twenty-Six Weeks Ended
	June
	2013	2012
Operating activities
Net loss	(6,252)	(4,231)
Adjustments to reconcile net loss to net cash from operating activities
Amortization and depreciation	587	105
Amortization of deferred debt issuance costs	177	-
Rent	74	-
Stock based compensation	1,035	1,454
Gain on disposal of assets	(1)	-
Write down of inventory	874
Fair value adjustment of derivative liability	(482)	269
Changes in working capital assets and liabilities
(Increase) decrease in accounts receivable	(102)	89
(Increase) decrease in inventory	(473)	(1,153)
(Increase) decrease in prepaid expenses	(165)	(2)
Increase in accounts payable	441	731
Decrease in accrued liabilities	(94)	(351)
Net cash used in operating activities of continuing operations	(4,381)	(3,089)
Net cash flows used in operating activities	(4,381)	(3,089)
Investing activities
Purchase of property and equipment	(2,493)	(3,463)
Acquisition of intangible assets	(50)	(20)
Net cash flows used in investing activities	(2,542)	(3,483)
Financing activities
Issuance of capital stock and warrants	193	1,002
Convertible Debenture	4,218	-
Deferred issuance costs for convertible debenture	(494)	-
Net cash flows from financing activities	3,917	1,002
Effect of exchange rate changes on cash and cash equivalents	723	35
Increase (decrease) in cash and cash equivalents	(2,283)	(5,536)
Cash and cash equivalents, beginning	2,877	6,341
Cash and cash equivalents, ending	594	805
Supplemental disclosures of cash flow information:
Cash paid for interest	277	-
Capital stock issued as share issue costs	-	-

For further information:

Media Contact:
Ryan Leverenz, CRAiLAR Technologies Inc.
(415) 999-1418, ryan.leverenz@crailar.com

Investorontact:
Mark McPartland, MZ Group,
(646) 593-7140, ir@crailar.com

Corporate Officer:
Ted Sanders, Chief Financial Officer, CRAiLAR Technologies Inc.
(503) 387-3941, ir@crailar.com